United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek North Drive, Suite 995
Denver, CO 80209
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On November 26, 2008, Xedar Corporation (“Company”) sold and issued, in a private placement, an aggregate of 3,000,000 shares of its no par value common stock (“Shares”), together with an aggregate of 3,000,000 warrants (“Warrants”) to purchase Shares at an exercise price of $1.00 per share, which Warrants have a term of 5 years.  The Shares and Warrants were sold for an aggregate purchase price of $1,500,000 pursuant to the terms and conditions of subscription agreements in substantially the form attached hereto as Exhibit 99.1.  The Shares and Warrants were offered and sold to accredited investors only, without registration under the Securities Act of 1933, as amended (“Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act, and Regulation D promulgated there under, and in reliance on similar exemptions under applicable state securities laws.

The foregoing description of the subscription agreements, and securities issued pursuant thereto,  does not purport to be a complete description of all of the material terms of the rights and obligations of the parties thereto, but is only a summary thereof and is qualified in its entirety by reference to the from of subscription agreement and exhibits thereto which are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

    (d)           Exhibits

Number	Description
99.1	Form of Subscription Agreement, Equity Round Offering (Units consisting of Shares and Warrants)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: December 2, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

                                                                      Exhibit Index

Number	Description
99.1	Form of Subscription Agreement, Equity Round Offering (Units consisting of Shares and Warrants)